EXHIBIT 99

          Press Release                             NetWolves


For Immediate Release

Contact: Peter C. Castle, CFO
NetWolves Corporation
(813)-286-8644
investor@netwolves.com

    NetWolves Corporation Files Petition for Reorganization under Chapter 11


Tampa, Fla. - May 22, 2007 - NetWolves Corporation (OTC: WOLV.PK), a global telecommunications and internet managed services provider, announced that NetWolves Corporation and certain subsidiaries had today filed voluntarily petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Middle District of Florida. Chapter 11 allows a company to continue operating in the ordinary course of business, while obtaining Court approval of a restructuring plan to repay its creditors and preserve certain equity interests. The petitions gives rise to an "Automatic Stay" that freezes any pending litigation against the Company, and preserves vendor relationships, allowing NetWolves to protect the interest of its customers.

The company has received preliminary commitments for debtor-in-possession (DIP) financing and continues to evaluate various alternatives for additional funding.

NetWolves Corporation plans to use the "breathing room" made available by the petitions to make arrangements to strengthen its core business and business model, continue to enforce administrative cost reductions while cleaning up outstanding litigation and restructuring its debt.

As part of its commitment to the future, the company appointed Scott Foote as its Chief Executive Officer. Mr. Foote is the former President of Norstan Network Services, Inc., acquired in 2002 by NetWolves generating approximately $1.5 million in positive cash flow. He has replaced Michael Rocque, who acted as its Interim-CEO as elected by the board of directors. Mr. Rocque will continue on as an independent director of the company.

Mr. Foote stated, "our immediate goal, for the company and all of its subsidiaries will be to continue to provide outstanding and reliable services to our customers. We are pleased to announce that we have already been in contact with certain significant customers who have agreed to continue with the company in support of its decision.

Although the Company has been moving steadily toward profitability, after last week's 10QSB filing, certain press reports were issued which inaccurately attributed statements to the Company about continued operations. This resulted in the Company having certain vendors demanding significant reductions in outstanding account balances and tightened credit terms. We are also involved in two litigations that are a drain on our resources. These factors and others made raising additional working capital or loans without the protection afforded by a Chapter 11 proceeding questionable and difficult."

Mr. Foote concluded. "We anticipate and expect to create a business plan that will provide a workable financial scenario and operational clarity for our customers, vendors and employees that will allow our Company to emerge from the Chapter 11 case as a stronger and more viable competitor in the telecommunications and internet managed services industry."
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About NetWolves Corporation
NetWolves Corporation is a telecommunications and internet managed services provider that delivers managed services to more than 1,000 customers. As a neutral FCC-licensed carrier with a proprietary network communications and management infrastructure, NetWolves provides a cost-effective, comprehensive and reliable network communications service. Some of NetWolves' customers include General Electric, University of Florida, McLane Company, JoAnn Stores and Marchon Eyewear. NetWolves is headquartered in Tampa, FL. Additional information is available at www.netwolves.com.


Forward Looking Statements
All statements other than statements of historical fact included herein, including without limitation statements regarding the Company's financial position, business strategy, and the plans and objectives of the Company's management for future operations, are forward looking statements. When used in this release, words such as "anticipate," "believes," "estimate," "expect," "should," "intend," "projects," "objective," and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business and economic conditions, ability to attract and retain new and existing customers, ability to raise additional funds, competitive factors and pricing pressure, capacity and supply constraints, the ability to sustain our projected rate of growth and the risk factors set forth in our filings with the Securities and Exchange Commission, our ability to successfully reorganize under Chapter 11 of the U.S. Bankruptcy Code; our ability to comply with the covenants contained in, or the possibility of triggering a default under, our DIP financing facility; our ability to execute our business plans and objectives; our ability to retain customers, suppliers; vendors, partners and employees during our reorganization; regulatory and legal uncertainty with respect to intercarrier compensation payments received by us; the migration to broadband Internet access affecting dial-up Internet access; an increase in our network expenses; our principal competitors for local services and potential additional competitors, which may have advantages that may adversely affect our ability to compete with them.